Exhibit 99.1

TD Holdings Inc. Closes $24.5 Million Private Placement with Affiliated Investors

SHENZHEN, China, Feb. 10, 2020 /PRNewswire/ -- TD Holdings, Inc. (Nasdaq: GLG) (the "Company"), a commodities trading service provider in China, today announced the closing of a private placement of 15,000,000 shares of its common stock to the Company’s chief executive officer and chairwoman, Ms. Renmei Ouyang, and a significant shareholder, Mr. Shuxiang Zhang for gross proceeds of $24,450,000. Each share of common stock is being sold at a purchase price of $1.63, which is the closing bid price on the day immediately prior to execution of the securities purchase agreement.

The Company expects to use the net proceeds of the offering for general corporate purposes, working capital, or other related business as approved by the board of directors of the Company. The shares were issued in reliance upon an exemption from the registration requirements pursuant to Regulation S of the Securities Act of 1933, as amended, and the affiliated investors do not have any registration rights pursuant to the Securities Purchase Agreement by and among the Company and the affiliated shareholders.

Ms. Renmei Ouyang, CEO and chairwomen of the Company commented, “The completion of this offering represents management and significant shareholder’s confidence in the Company’s future. We believe this financing positions the Company well for transitioning from traditional commodities trading and supply chain management services to digital technology driven trading services which could potentially transform the transaction, settlement and logistics models of commodity trading, and to greatly improve our operating efficiency and cash liquidity for our corporate clients.”

About TD Holdings, Inc.

TD Holdings, Inc. is a service provider currently engaging in commodity trading business and supply chain service business in China. Its commodities trading business primarily involves purchasing non-ferrous metal product from upstream metal and mineral suppliers and then selling to downstream customers. Its supply chain service business primarily has served as a one-stop commodity supply chain service and digital intelligence supply chain platform integrating upstream and downstream enterprises, warehouses, logistics, information, and futures trading. For more information please visit http://ir.tdglg.com.

Safe Harbor Statement

This press release may contain certain "forward-looking statements" relating to the business of TD Holdings, Inc. and its subsidiary companies. All statements, other than statements of historical fact included herein are "forward-looking statements." These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: there is uncertainty about the spread of the COVID-19 virus and the impact it will have on the Company's operations, the demand for the Company's products and services, global supply chains and economic activity in general. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website at http://www.sec.gov. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

For more information, please contact:

Investor Relations:

Dong Cao
EverGreen Consulting Inc.
Email: IR@changqingconsulting.com

Phone: +86 13502048965